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                                                                      EXHIBIT 11


                               KAYDON CORPORATION
          CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993


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
                                                           1995        1994        1993
                                                       ------------------------------------
PRIMARY EARNINGS PER SHARE:

Net Income                                             $38,203,000 $29,226,000 $27,695,000
                                                       ----------- ----------- -----------

Average common shares outstanding                       16,619,000  16,683,000  17,252,000

Net common shares issuable in respect to
  common stock equivalents, with a dilutive effect         122,000      43,000      61,000
                                                       ----------- ----------- -----------
Total common and common share
   equivalent shares                                    16,741,000  16,726,000  17,313,000


Primary earnings per common share                            $2.28       $1.75       $1.60




FULLY DILUTED EARNINGS PER SHARE:

Net Income                                             $38,203,000 $29,226,000 $27,695,000
                                                       ----------- ----------- -----------

Average common shares outstanding                       16,619,000  16,684,000  17,252,000

Net common shares issuable in respect to
  common stock equivalents, with a dilutive effect         133,000      50,000      66,000
                                                       ----------- ----------- -----------
Total common and common share
   equivalent shares                                    16,752,000  16,734,000  17,318,000


Fully diluted earnings per common share                      $2.28       $1.75       $1.60





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